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                                                                 EXHIBIT 99.1

          TYCO INTERNATIONAL LTD. PROJECTED CASH ROLL FORWARD SCHEDULE-
      TYCO INDUSTRIAL (EXCLUDING TYCO CAPITAL), DATED AS OF FEBRUARY 7, 2002

The attached table presents a projected cash roll forward schedule for the Tyco Industrial businesses of Tyco International Ltd. ( which excludes Tyco Capital) for the second, third and fourth quarters of fiscal year 2002 and the first quarter of fiscal year 2003. Included in the table are projected free cash flows and acquisitions that are expected to be consummated. The bank/bridge borrowings have been completed as well as the Paragon and CIIT acquisitions. It is also assumed that the commercial paper will be redeemed during the second fiscal quarter. For the purposes of this table, we have assumed no additional proceeds from divestitures.

The information in the table includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to risks, uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained in the forward-looking statements. The following factors, among others, could cause actual results to differ materially from those set forth in the forward-looking statements: economic, business, competitive and regulatory factors affecting Tyco's businesses and other factors described in Tyco's Annual Report on Form 10-K for the year ended September 30, 2001.


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TYCO INTERNATIONAL LTD.-TYCO INDUSTRIAL (WHICH EXCLUDES TYCO CAPITAL)
------------------------------------------------------------------------------
PROJECTED CASH ROLL FORWARD- Q2 FY02 TO Q1 FY03 ($ MM)

                                                                                    FY 2002
                                                                  ---------------------------------------------
           Fiscal Quarter                                            Q2          Q3         Q4           Q1
                                                                  ---------   ---------  ---------     --------

           Beginning Cash Balance                                 $ 1,866     $ 4,071     $ 2,971       $ 2,770

           Free Cash Flow                                           1,000       1,350       1,800           400

           Paragon Acquisition                                       (650)

           CIIT Acquisition                                          (350)

           Other Acquisitions                                        (500)       (450)       (450)         (450)

           Share Repurchases - settlements from last qtr.            (150)

           Divestitures Proceeds

           Bridge Borrowing                                         1,500      (1,500)

           364-Day and 5-Year Borrowing                             5,855        (500)       (500)         (500)

           Commercial Paper                                        (4,500)

           Bond Maturities                                                                 (1,051)          (73)
                                                                  --------    -------     -------       -------
           Ending Cash Balance                                    $ 4,071     $ 2,971     $ 2,770       $ 2,147
                                                                  ========    =======     =======       =======
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